Exhibit 99.1

           STEELCASE DELIVERS STRONG EARNINGS GROWTH IN FIRST QUARTER

    GRAND RAPIDS, Mich., June 26 /PRNewswire-FirstCall/ -- Steelcase Inc. (NYSE:
SCS) today reported revenue totaling $727.3 million for its first quarter of fiscal 2007. Revenue increased 7.6 percent compared to $676.0 million in the prior year. First quarter revenue includes $5.4 million from acquisitions and $(4.8) million from currency translation effects, compared to the prior year.

    Steelcase reported net income of $18.2 million, or $0.12 per share, for the first quarter of fiscal 2007, consistent with company estimates. This compares to net income of $6.7 million, or $0.05 per share, in the prior year.

    First quarter results include restructuring charges of $(2.7) million after-tax. Charges were primarily related to facility rationalizations in the company's International and North America segments. Prior year restructuring charges totaled $(6.8) million after-tax.

    "We see plenty of evidence that our company's positive momentum is continuing," said James P. Hackett, president and CEO. "In addition to our solid first-quarter performance, we successfully launched the Nurture healthcare brand and won six product awards at NeoCon."

    Cost of sales, which does not include restructuring charges, was 69.2 percent in the first quarter, similar to the prior year. Improved pricing yield and the benefits of prior restructuring actions helped offset higher material costs and lower margins in certain product categories.

    Gross margin was 30.3 as a percent of sales compared to 29.5 percent last year. The improvement was driven by lower restructuring costs.

    Steelcase reduced operating expenses as a percent of sales to 26.4 percent from 27.0 percent in the prior year. This improvement was related to continued cost control and leverage from higher sales volume.

    Reported operating income was $28.0 million, or 3.9 percent of revenue, and includes pre-tax restructuring charges of $(4.3) million. Operating income without restructuring charges was $32.3 million, or 4.4 percent of revenue, compared to $26.0 million, or 3.8 percent of revenue, in the prior year.

    Other income was $4.9 million compared with $0.8 million in the prior year. The increase is primarily a result of higher interest income and gains on currency derivatives.

    Total cash and cash equivalents were $386.3 million at the end of the first quarter, down from $423.8 million at the end of fiscal 2006 due to normal seasonal disbursements associated with bonus payments and retirement plan contributions. Total debt was $255.3 million compared to $264.0 million at the end of fiscal 2006.

    "The year is off to a good start with revenue and income consistent with our estimates. Over the next few quarters we will be implementing the final stages of the North America restructuring plan, and we will be working to improve gross margin performance in some specific areas," said James P. Keane, chief financial officer.

    Outlook

    Steelcase expects second quarter revenue to be 10 to 14 percent higher than the prior year, based on strong order patterns and backlog. North America order rates strengthened in April and May and remained strong in early June.

    The company anticipates continued material inflation in various commodities such as steel, particleboard and fuel and expects improved pricing yield to largely offset the higher costs.

    The company expects to report earnings between $0.13 and $0.18 per share in the second quarter, including restructuring charges of $(3) to $(7) million after-tax. The company reported earnings of $0.09 per share in the second quarter of the prior year which included $(6.1) million of restructuring charges after-tax.

    Mr. Hackett concluded, "Even as steady growth fuels our optimism, we continue to focus on being even better at delivering great customer experiences, reaching new markets and developing a world-class global supply chain. We need to successfully execute these strategies to sustain the positive trends we're experiencing."

Business Segment Results
(in millions)

                                                 First Quarter
                                              Three Months Ended
                                    --------------------------------------
                                      May 26,       May 27,       % Inc.
                                       2006          2005          (Dec)
                                    ----------    ----------    ----------
Revenue

North America (1)                   $    407.4    $    380.0           7.2%
Steelcase Design Partnership(2)           83.9          82.8           1.3%
International (3)                        167.4         152.7           9.6%
Other (4)                                 68.6          60.5          13.4%
                                    ----------    ----------
  Consolidated Revenue              $    727.3    $    676.0           7.6%
                                    ==========    ==========

Operating Income

North America                       $     22.5    $     14.1
Steelcase Design Partnership               6.7           8.0
International                              4.6          (2.6)
Other                                     (5.8)         (4.3)
                                    ----------    ----------
  Consolidated Operating Income     $     28.0    $     15.2
                                    ==========    ==========

Operating Income Percent                   3.9%          2.2%          1.6%

Pre-Tax Restructuring Charges Included in Business Segment Results (in millions, % of revenue)

                                                   First Quarter
                                                 Three Months Ended
                                 --------------------------------------------------
                                       May 26, 2006               May 27, 2005
                                 -----------------------    -----------------------
North America                    $      2.0          0.5%   $      5.9          1.6%
Steelcase Design Partnership            0.2          0.2%            -          0.0%
International                           2.1          1.3%          4.9          3.2%
Other                                     -          0.0%            -          0.0%
                                 ----------   ----------    ----------  ----------
  Consolidated Charges           $      4.3          0.6%   $     10.8          1.6%
                                 ==========   ==========    ==========  ==========

    Business Segment Footnotes

    (1) North America business segment includes the company's Steelcase and Turnstone brands, consolidated dealers in the U.S. and Canada, and services.
    (2) Steelcase Design Partnership (SDP) business segment includes Brayton, The Designtex Group, Details, Metro and Vecta.
    (3) International business segment includes all manufacturing and sales operations outside the U.S. and Canada.
    (4) Other includes Steelcase Financial Services, PolyVision, IDEO subsidiaries, other ventures and unallocated corporate expenses.

    Non-GAAP Financial Measures

Consolidated Gross Margin, excluding Restructuring Charges
(in millions, % of revenue)

                                                   First Quarter
                                                 Three Months Ended
                                 --------------------------------------------------
                                       May 26, 2006               May 27, 2005
                                 -----------------------    -----------------------
Gross Margin, as reported        $    220.1         30.3%   $    199.9         29.5%
Restructuring Charges                   4.1          0.5%          8.5          1.3%
                                 ----------   ----------    ----------   ----------
Gross Margin, excluding
  restructuring charges          $    224.2         30.8%   $    208.4         30.8%
                                 ==========   ==========    ==========   ==========

Consolidated Operating Income, excluding Restructuring Charges
(in millions, % of revenue)

                                                   First Quarter
                                                 Three Months Ended
                                 --------------------------------------------------
                                       May 26, 2006               May 27, 2005
                                 -----------------------    -----------------------
Operating Income, as reported    $     28.0          3.9%   $     15.2          2.2%
Restructuring Charges                   4.3          0.5%         10.8          1.6%
                                 ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges          $     32.3          4.4%   $     26.0          3.8%
                                 ==========   ==========    ==========   ==========

North America Operating Income, excluding Restructuring Charges
(in millions, % of revenue)

                                                   First Quarter
                                                 Three Months Ended
                                 --------------------------------------------------
                                       May 26, 2006               May 27, 2005
                                 -----------------------    -----------------------
Operating Income, as reported    $     22.5          5.5%   $     14.1          3.7%
Restructuring Charges                   2.0          0.5%          5.9          1.6%
                                 ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges          $     24.5          6.0%   $     20.0          5.3%
                                 ==========   ==========    ==========   ==========

SDP Operating Income, excluding Restructuring Charges
(in millions, % of revenue)

                                                   First Quarter
                                                 Three Months Ended
                                 --------------------------------------------------
                                       May 26, 2006               May 27, 2005
                                 -----------------------    -----------------------
Operating Income, as reported    $      6.7          8.0%   $      8.0          9.7%
Restructuring Charges                   0.2          0.2%            -          0.0%
                                 ----------   ----------    ----------   ----------
Operating Income, excluding
  restructuring charges          $      6.9          8.2%   $      8.0          9.7%
                                 ==========   ==========    ==========   ==========

International Operating Income, excluding Restructuring Charges
(in millions, % of revenue)

                                                           First Quarter
                                                         Three Months Ended
                                         --------------------------------------------------
                                               May 26, 2006               May 27, 2005
                                         -----------------------    -----------------------
Operating Income (Loss), as reported     $      4.6          2.7%   $     (2.6)        -1.7%
Restructuring Charges                           2.1          1.3%          4.9           3.2%
                                         ----------   ----------    ----------    ----------
Operating Income, excluding
  restructuring charges                  $      6.7          4.0%   $      2.3           1.5%
                                         ==========   ==========    ==========    ==========

    Webcast

    Steelcase will discuss first quarter fiscal 2007 results and business outlook on a conference call and webcast at 11:00 a.m. EDT today. Links to the webcast are available at http://www.steelcase.com/ir . Related presentation slides will be available on the company's website shortly before the start of the webcast.

    Non-GAAP Financial Measures

    This earnings release contains certain non-GAAP financial measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flow of the company. Pursuant to the requirements of Regulation G, the company has provided reconciliation above of non-GAAP financial measures to the most directly comparable GAAP financial measure.

    The non-GAAP financial measures used within this earnings release are consolidated gross margin excluding restructuring charges and consolidated operating income excluding restructuring charges in dollars and as a percentage of revenue for the current year and prior year, and operating income excluding restructuring charges in dollars and as a percentage of revenue for the current year and prior year by business segment. These measures are presented because management uses this information to monitor and evaluate financial results and trends. Therefore, management believes this information is also useful for investors.

    Forward-Looking Statements

    From time to time, in written and oral statements, the company discusses its expectations regarding future events and its plans and objectives for future operations. These forward-looking statements generally are accompanied by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "intend," "may," "possible," "potential," "predict," "project," or other similar words, phrases or expressions. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to vary from the company's expectations because of factors such as, but not limited to, competitive and general economic conditions domestically and internationally; acts of terrorism, war, governmental action, natural disasters and other Force Majeure events; changes in the legal and regulatory environment; restructuring activities; currency fluctuations; changes in customer demands; and the other risks and contingencies detailed in the company's most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Steelcase undertakes no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise.

    About Steelcase Inc.

    Steelcase, the global leader in the office furniture industry, helps people have a better work experience by providing products, services and insights into the ways people work. The company designs and manufactures architecture, furniture and technology products. Founded in 1912 and headquartered in Grand Rapids, Michigan, Steelcase (NYSE: SCS) serves customers through a network of more than 800 independent dealers and approximately 13,000 employees worldwide. Fiscal 2006 revenue was $2.9 billion. Learn more at http://www.steelcase.com .

                                 STEELCASE INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                      (in millions, except per share data)

                                            Three Months Ended
                                          -----------------------
                                            May 26,      May 27,
                                             2006         2005
                                          ----------   ----------
Revenue                                   $    727.3   $    676.0
Cost of sales                                  503.1        467.6
Restructuring costs                              4.1          8.5
                                          ----------   ----------
  Gross margin                                 220.1        199.9
Operating expenses                             191.9        182.4
Restructuring costs                              0.2          2.3
                                          ----------   ----------
  Operating income                              28.0         15.2
Interest expense                                (4.1)        (5.2)
Other income, net                                4.9          0.8
                                          ----------   ----------
  Income before income taxes                    28.8         10.8
Income tax expense                              10.6          4.1
                                          ----------   ----------
  Net income                              $     18.2   $      6.7
                                          ==========   ==========
Basic and diluted per share data:

  Earnings                                $     0.12   $     0.05
                                          ==========   ==========
Dividends declared per common share       $     0.10   $     0.06
                                          ==========   ==========
Weighted average shares outstanding -
 basic                                         149.3        148.2
                                          ==========   ==========
Weighted average shares outstanding -
 diluted                                       150.9        148.5
                                          ==========   ==========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                  May 26,        Feb. 24,
                                                    2006           2006
                                                ------------   ------------
                   ASSETS

Current assets:
  Cash and cash equivalents                     $      386.3   $      423.8
  Accounts receivable, net                             401.5          381.9
  Inventories                                          159.3          147.9
  Other current assets                                 174.8          174.5
                                                ------------   ------------
      Total current assets                           1,121.9        1,128.1
                                                ------------   ------------

Property and equipment, net                            518.2          524.8
Company owned life insurance                           197.0          196.6
Goodwill and other intangible assets, net              285.9          284.8
Other assets                                           207.9          210.2
                                                ------------   ------------
    Total assets                                $    2,330.9   $    2,344.5
                                                ============   ============

    LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable                              $      196.7   $      189.6
  Short-term borrowings and current
   portion of long-term debt                           253.8          261.8
  Accrued expenses:
    Employee compensation                               98.8          127.9
    Employee benefit plan obligations                   21.8           34.1
    Other                                              227.6          222.8
                                                ------------   ------------
      Total current liabilities                        798.7          836.2
                                                ============   ============

Long-term liabilities:
  Long-term debt less current maturities                 1.5            2.2
  Employee benefit plan obligations                    237.7          239.7
  Other long-term liabilities                           57.1           61.5
                                                ------------   ------------
      Total long-term liabilities                      296.3          303.4
                                                ------------   ------------
      Total liabilities                              1,095.0        1,139.6
                                                ------------   ------------

Shareholders' equity:
  Common stock                                         319.2          309.9
  Additional paid in capital                             4.7            3.4
  Accumulated other comprehensive loss                 (25.0)         (39.1)
  Deferred compensation - restricted stock                 -           (3.1)
  Retained earnings                                    937.0          933.8
                                                ------------   ------------
      Total shareholders' equity                     1,235.9        1,204.9
                                                ------------   ------------

      Total liabilities and
       shareholders' equity                     $    2,330.9   $    2,344.5
                                                ============   ============

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
                                  (in millions)

                                                      Year Ended
                                                -----------------------
                                                  May 26,      May 25,
                                                   2006         2005
                                                ----------   ----------

OPERATING ACTIVITIES
Net income                                      $     18.2   $      6.7
Depreciation and amortization                         26.6         30.6
Excess tax benefit from exercise
 of stock options and vesting
 of restricted stock                                  (2.2)           -
Changes in operating assets
 and liabilities, net                                (78.7)       (67.7)
Other, net                                             6.3         (1.4)
                                                ----------   ----------
  Net cash used in operating activities              (29.8)       (31.8)
                                                ----------   ----------

INVESTING ACTIVITIES
Capital expenditures                                 (11.4)       (18.3)
Short-term investments, net                              -        131.6
Net proceeds from repayment of leases                  4.5          3.6
Proceeds from the disposal of fixed assets             3.6          2.2
Other, net                                            (3.0)        (3.5)
                                                ----------   ----------
Net cash provided (used in)
 by investing activities                              (6.3)       115.6
                                                ----------   ----------

FINANCING ACTIVITIES
Repayments of long-term debt, net                     (4.8)       (51.2)
Repayments (borrowings) of lines
 of credit, net                                        0.5         (0.4)
Excess tax benefit from exercise
 of stock options and vesting
 of restricted stock                                   2.2            -
Dividends paid                                       (15.0)        (8.9)
Common stock issuance, net of repurchases              9.5          1.2
                                                ----------   ----------
Net cash used in financing activities                 (7.6)       (59.3)
                                                ----------   ----------

Effect of exchange rate changes on cash
 and cash equivalents                                  6.2         (3.1)
                                                ----------   ----------
Net increase (decrease) in cash
 and cash equivalents                                (37.5)        21.4
Cash and cash equivalents, beginning of year         423.8        216.6
                                                ----------   ----------
Cash and cash equivalents, end of year          $    386.3   $    238.0
                                                ==========   ==========

SOURCE  Steelcase Inc.
    -0-                             06/26/2006
    /CONTACT:  Investor Contact: Raj Mehan, Investor Relations,
+1-616-698-4734, Media Contact: Lisa Kerr, Communications, +1-616-698-4487, both of Steelcase Inc./
    /First Call Analyst: /
    /FCMN Contact: tferris@steelcase.com /
    /Web site:  http://www.steelcase.com
                http://www.steelcase.com/ir /
    (SCS)